                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
       6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           Salick Health Care, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
      22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
      6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
        2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
        4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
        5) Total fee paid:
        ------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
       0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
        ------------------------------------------------------------------------
        2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
        3) Filing Party:
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        4) Date Filed:
        ------------------------------------------------------------------------

                                                                PRELIMINARY COPY

                                    [LOGO]


                            SALICK HEALTH CARE, INC.
                             8201 Beverly Boulevard
                         Los Angeles, California 90048

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    Scheduled to be held on January 18, 1996

     The Annual Meeting of Stockholders (the "Annual Meeting") of Salick Health Care, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices located at 8201 Beverly Boulevard, Los Angeles, California 90048 on January 18, 1996 at 9:30 A.M., local time, for the following purposes:

     1. To consider and approve amendments to the Company's certificate of incorporation to increase the authorized number of Directors from ten to twelve, six of whom would be elected by the holders of the Company's Common Stock and six of whom would be elected by the holders of the Company's Callable Puttable Common Stock.

     2. To elect Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record on November 30, 1995, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for examination at the principal executive offices of the Company located at 8201 Beverly Boulevard, Los Angeles, California 90048 at least ten days prior to the Annual Meeting.

     To assure that your interests will be represented, whether or not you expect to attend the Annual Meeting in person, it is important that you promptly complete, sign, date and return the proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

                                 By Order of the Board of Directors


                                 Leslie F. Bell, Secretary

December __, 1995
Los Angeles, California

                                                                PRELIMINARY COPY
                            SALICK HEALTH CARE, INC.
                             8201 Beverly Boulevard
                         Los Angeles, California 90048

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                    SCHEDULED TO BE HELD ON JANUARY 18, 1996

                             ______________________


     This Proxy Statement ("Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Salick Health Care, Inc., a Delaware corporation (the "Company"), of proxies for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") scheduled to be held on January 18, 1996, at 9:30 A.M., local time, at the Company's principal executive offices, located at 8201 Beverly Boulevard, Los Angeles, California 90048, and any adjournments or postponements thereof. This Proxy Statement and the related forms of proxy are first being mailed to stockholders of the Company on or about December __, 1995.

     On April 13, 1995, an indirect wholly owned subsidiary of Zeneca Limited, an English company ("Zeneca"), was merged into the Company, with the Company being the surviving corporation (the "Merger"). In the Merger, each share of the Company's then outstanding common stock was converted into the right to receive $18.875 in cash and one-half share of a new Callable Puttable Common Stock of the Company (the "Callable Puttable Common Stock") (collectively, the "Merger Consideration") and Zeneca received 5,657,115 shares of the Company's Common Stock representing at least 50% of the equity securities of the Company (determined on a fully diluted basis). As a result of the Merger and Zeneca's beneficial stock ownership of the Common Stock, there may be deemed to have been a change in the control of the Company. The source of the cash portion of the Merger Consideration, $204,000,000, paid by Zeneca was from its cash reserves.

     The Annual Meeting is being held for the purpose of (1) amending the Company's certificate of incorporation to increase the authorized number of Directors from ten to twelve persons, (2) electing Directors who will serve until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, one-half of whom shall be elected by the holders of the Company's Common Stock, and one-half of whom shall be elected by the holders of the Company's Callable Puttable Common Stock and (3) such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof. Because the Company's certificate of incorporation currently sets the authorized number of Directors at ten, if the proposal to amend the Company's certificate of incorporation to increase the authorized number of Directors to twelve is not approved, holders of the Common Stock will elect four Directors (leaving one vacancy), and holders of the Callable Puttable Common Stock will elect five Directors, at the Annual Meeting. If such proposal is approved, the holders of the Common Stock will elect five Directors (leaving one vacancy), and the holders of the Callable Puttable Common Stock will elect six Directors, at the Annual Meeting. Thus, the election of one director by the holders of the Common Stock and the election of one director by the holders of the Callable Puttable Common Stock will be contingent upon the approval of such proposed amendments to the Company's certificate of incorporation. See "ELECTION OF DIRECTORS" below.

     Only holders of record of shares of the Common Stock, and of the Callable Puttable Common Stock, on November 30, 1995, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 5,657,115 shares of the Common Stock outstanding and 5,640,082 shares of the Callable Puttable Common Stock outstanding.

Information Regarding Proxies

     All shares of the Callable Puttable Common Stock represented at the Annual Meeting by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted (1) FOR the amendments to the Company's certificate of incorporation to increase the authorized number of directors from ten to twelve, (2) FOR the election of the six (five, if the amendments to the certificate of incorporation are not approved) nominees for Directors of the Company to be elected by the holders of the Callable Puttable Common Stock and (3) in the discretion of the proxy holders as to any other matter which may properly come before the Annual Meeting. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Annual Meeting. If any other matter or matters are properly presented for action at the Annual Meeting, the persons named in the forms of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. Stockholders who execute proxies retain the right to revoke them at any time by giving written notice of revocation to the Secretary of the Company at 8201 Beverly Boulevard, Los Angeles, California 90048 so that it is received by no later than the closing of the polls at the Annual Meeting for the vote with respect to Proposal 1 (the approval of the proposed amendments to the Company's certificate of incorporation) on the proxy card or by attending the Annual Meeting in person and voting thereat or by executing a later dated proxy delivered prior to the closing of the polls at the Annual Meeting for the vote with respect to such Proposal 1. Unless so revoked, the shares represented by the proxies solicited by the Board of

Directors of the Company will be voted in accordance with the directions given therein by the stockholder.

     The expense of preparing, printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company by personal interview, telephone, facsimile or telegraph. No additional compensation will be paid for such solicitation. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of Shares held in their names. The Company will reimburse such persons for their reasonable expenses in forwarding solicitation material to such beneficial owners.

Quorum; Required Vote

     For matters to be voted on by the holders of the Common Stock and the Callable Puttable Common Stock together and not as a separate class, the presence in person or by properly executed proxy of holders of record as of the Record Date of a majority of the total number of shares of Common Stock and shares of the Callable Puttable Common Stock is necessary to constitute a quorum at the Annual Meeting. For matters to be voted on by the Common Stock as a separate class, the presence in person or by properly executed proxy of holders of record as of the Record Date of a majority of the total number of shares of the Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the Annual Meeting. For matters to be voted on by the holders of the Callable Puttable Common Stock as a separate class, the presence in person or by proxy of the holders of record of shares of the Callable Puttable Common Stock representing a majority of the all of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

     Approval of the proposal to amend the Company's certificate of incorporation to increase the authorized number of Directors from ten to twelve requires the affirmative vote of (1) the holders of record of at least a majority of the total number of shares of the Common Stock and Callable Puttable Common Stock outstanding on the Record Date voting together as a single class,
(2) the holders of record of at least a majority of the total number of shares of the Common Stock outstanding on the Record Date, voting separately as a class, and (3) the holders of record of at least a majority of all of the votes entitled to be cast by the holders of the Callable Puttable Common Stock outstanding on the Record Date, voting separately as a class. Abstentions and broker non-votes will not be voted for or against the approval of the amendments to the Company's certificate of incorporation but will have the effect of a negative vote because of the affirmative votes required to approve such proposal.

     As to the vote on the proposed amendments to the Company's certificate of incorporation by the holders of the Common Stock and the Callable Puttable Common Stock voting together as a single class, the holders of the Common Stock and the holders of the Callable Puttable Common Stock are entitled to one vote per share. Bernard Salick, M.D., Chairman of the Board and Chief Executive Officer of the Company ("Dr. Salick"), who beneficially owned 1,096,569 shares of the Callable Puttable Common Stock as of the Record Date, will be entitled to approximately 9.71% of the total votes entitled to be cast at the meeting by the Common Stock and the Callable Puttable Stock voting together as a single class. See "STOCK OWNERSHIP - Management" below. In addition, Zeneca, which through Atkemix Thirty-eight Inc., a Delaware corporation, a wholly owned subsidiary of Zeneca, beneficially owned 100% of the outstanding Common Stock as of the Record Date (5,657,115 shares or approximately 50.1% of the total votes entitled to be cast at the meeting by the Common Stock and the Callable Puttable Common Stock voting together as a single class), has stated to the Company that it intends to vote the shares of Common Stock in favor of the amendments.

     As to the vote on the proposed amendments to the Company's certificate of incorporation by the holders of the Common Stock voting as a separate class, the holders of the Common Stock are entitled to one vote per share of Common Stock and Zeneca, the beneficial owner of 100% of the outstanding Common Stock, has stated to the Company that it intends to vote such shares in favor of the amendments.

     As to the vote on the proposed amendments to the Company's certificate of incorporation by the holders of the Callable Puttable Common Stock voting as a separate class, and the vote for Directors to be elected by such holders, subject to certain exceptions, limitations and presumptions set forth in the Company's certificate of incorporation, a holder of record of a share of the Callable Puttable Common Stock is entitled to ten votes per share if such holder
(1) was the beneficial owner of the shares of the Company's common stock exchanged for common stock in the merger of Salick Health Care, Inc., a California corporation, with and into the Company since August 27, 1991 (the effective date of such merger) and at all times thereafter until exchanged for such shares of the Callable Puttable Common Stock pursuant to the Merger and (2) the beneficial owner of such share of Callable Puttable Common Stock immediately following the Merger and at all times since the effective time of the Merger. Shares of the Callable Puttable Common Stock which are not entitled to ten votes per share when voting separately as a class are entitled to only one vote per share. Based on the information with respect to beneficial ownership possessed by the Company at the Record Date, it is estimated that the holders of approximately 35% of the shares of the Callable Puttable Common Stock will be entitled to exercise ten votes per share at the meeting as to matters to be voted on by the Callable Puttable Common Stock voting separately as a class and that Dr. Salick, who beneficially owned approximately 19.4% of the outstanding shares of the Callable Puttable Common Stock as of the Record Date, will be entitled to approximately 49.46% of the votes attributable to the Callable Puttable Common Stock entitled to be cast at the meeting upon such matters (see "STOCK OWNERSHIP -- Management"). The actual voting power of each holder of shares of the Callable Puttable Common Stock, voting separately as a class, including Dr. Salick, will be based on information possessed by the Company at the time of the meeting. Under the Company's certificate of incorporation, shares of the Callable Puttable Common Stock held in "street" or "nominee" name are presumed to have had a change in beneficial ownership thereof (or in the beneficial ownership of the shares for which such shares of Callable Puttable Common Stock were exchanged) after August 27, 1991 and are, absent satisfactory evidence to the contrary, entitled to one vote per share.

     With respect to the election of the Directors, up to five Directors (leaving one vacancy) will be elected by the holders of the Common Stock, voting separately as a class, and up to six Directors will be elected by the holders of Callable Puttable Common Stock, voting separately as a class. Assuming approval of the proposed amendments to the Company's certificate of incorporation, the five candidates for election as Directors by the holders of the Common Stock who receive the highest number of affirmative votes of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be the Directors elected by such holders and the six candidates for election as Directors by the holders of the Callable Puttable Common Stock who receive the highest number of affirmative votes of the shares of Callable Puttable Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of Directors will be the Directors elected by such holders. Any votes by the holders of either the Common Stock or the Callable Puttable Common Stock against the candidates to be elected by such holders or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no legal effect or effect on the vote with respect to the election of Directors to be elected by such holders.

     There is no cumulative voting with respect to either the Company's Common Stock or the Callable Puttable Common Stock.

     IF A HOLDER OF CALLABLE PUTTABLE COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING BELIEVES SUCH HOLDER IS THE OWNER OF SHARES ENTITLED TO TEN VOTES PER SHARE ON MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING UPON WHICH THE HOLDERS OF THE CALLABLE PUTTABLE COMMON STOCK ARE TO VOTE SEPARATELY AS A CLASS, SUCH HOLDER MUST FURNISH EVIDENCE SATISFACTORY TO THE COMPANY (WHICH MAY BE IN THE FORM OF A COPY OF THE STOCK CERTIFICATE, BROKERAGE ACCOUNT OR TRADE TICKET) SHOWING SUCH HOLDER'S OWNERSHIP OF THE COMPANY'S COMMON STOCK FOR WHICH SUCH SHARES OF THE CALLABLE PUTTABLE COMMON STOCK WERE EXCHANGED AS OF AUGUST 27, 1991.

     THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF THE COMPANY. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND

TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THEIR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.


                   AMENDMENTS TO CERTIFICATE OF INCORPORATION
                           (Proposal 1 on Proxy Card)

     The Board of Directors has unanimously approved for submission to stockholder vote amendments to the Company's certificate of incorporation substantially in the form of Exhibit A attached hereto, which amendments effect an increase in the authorized number of directors of the Company from ten to twelve persons. The following summary of the amendments are qualified in their entirety by reference to said Exhibit A. Adoption of the amendments requires the affirmative vote of (1) the holders of record of at least a majority of the total number of shares of the Common Stock and the Callable Puttable Common Stock outstanding on the Record Date, voting together as a class, (2) the holders of record of at least a majority of the total number of shares of the Common Stock outstanding on the Record Date, voting separately as a class, and
(3) the holders of record of at least a majority of the votes entitled to be cast by the holders of the Callable Puttable Common Stock outstanding on the Record Date, voting separately as a class.

     The authorized number of Directors of the Company is presently set at ten by the Company's certificate of incorporation, all of whom are elected annually. Five of the Directors are to be elected by the holders of the Common Stock, voting separately as a class, at least one of whom will be an independent director (as defined in Section 6(c) of Schedule D to the By-Laws of the NASD). The remaining five Directors are to be elected by the holders of the Callable Puttable Common Stock, voting separately as a class, at least one of whom will be an independent director.

     The Company is proposing to amend its certificate of incorporation to increase the authorized number of Directors to twelve, six of whom would be elected by the holders of the Common Sock, voting separately as a class, and six of whom would be elected by the holders of the Callable Puttable Common Stock, voting separately as a class.

     An increase in the authorized number of Directors requires an amendment to Section C(ii) of Article FOURTH of the Company's certificate of incorporation to provide that holders of each of the Common Stock and the Callable Puttable Common Stock are entitled to elect six, rather than five, Directors and an amendment to Article FIFTH of the Company's certificate of incorporation to provide that the authorized number of Directors shall be twelve. Because the two sections to be amended are interdependent upon one another, the proposed amendments will be voted on as one item, i.e., either the amendments to both
                                         ----
sections will be approved or neither section will be amended.

Thus, the proposed amendments appear as a single proposal on the enclosed proxy.

     If the amendments are not approved, then the holders of the Common Stock will elect four Directors (leaving one vacancy) at the Annual Meeting and the holders of the Callable Puttable Common Stock will elect five Directors at the Annual Meeting. If the amendments are approved, then five Directors will be elected by the holders of the Common Stock (leaving one vacancy) and six Directors will be elected by the holders of the Callable Puttable Common Stock. See "ELECTION OF DIRECTORS" below.

     If the proposed amendments are approved, the authorized number of Directors may not be changed unless and until the change is approved by the stockholders of the Company in the manner described herein.

     Each of Zeneca and Dr. Salick has informed the Company that all of the shares beneficially owned by such persons will be voted in favor of the proposed amendments to the Company's certificate of incorporation.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENTS.

                             ELECTION OF DIRECTORS
                           (Proposal 2 on Proxy Card)

     The Company's certificate of incorporation currently sets the authorized number of Directors at ten, five of whom are elected by the holders of the Common Stock and five of whom are elected by the holders of the Callable Puttable Common Stock. As described above, the Company is proposing to amend its certificate of incorporation to increase the authorized number of Directors to twelve, six of whom would be elected by the holders of the Common Stock and six of whom would be elected by the holders of the Callable Puttable Common Stock.

     The Company, Dr. Salick and Zeneca are parties to a Governance Agreement, dated as of December 22, 1995, as amended (the "Governance Agreement"), which provides that, among other things, (1) Zeneca (through its wholly owned subsidiary) has the right (but is not required) to nominate the persons who will stand for election as the successors to the Directors who were previously appointed or elected by the holders of the Common Stock and (2) a majority of the Directors previously elected by the holders of the Callable Puttable Common Stock are to nominate the persons who will stand for election as the successors to the Directors previously elected by the holders of the Callable Puttable Common Stock. The Governance Agreement further provides that the Company will nominate the persons so selected, will recommend to its stockholders each such nominee's election and solicit proxies therefor.

     In accordance with the Governance Agreement, the Board of Directors has nominated Dr. Salick, Leslie F. Bell, Michael T. Fiore, Barbara Bromley-Williams, Dr. Mintz and, in the event that the proposed amendments to the Company's certificate of incorporation are approved, Patrick W. Jeffries for election as Directors by the holders of the Callable Puttable Common Stock. All of such persons except Mr. Jeffries are incumbent Directors. All proxies for the Callable Puttable Common Stock will be voted for the election of such nominees unless authority to vote for the election of such nominees is withheld. In the event any nominee to be elected by the holders of the Callable Puttable Common Stock should unexpectedly decline or be unable or unwilling to serve as a Director, the proxies may be voted for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a Director if elected by the holders of the Callable Puttable Common Stock and has no present intention to nominate persons in addition to or in lieu of those named herein. The candidates to be elected by the holders of the Callable Puttable Common Stock receiving the highest number of affirmative votes of the shares thereof present in person or represented by proxy at the meeting and entitled to vote on the election of Directors are the Directors elected by such holders. Any votes against the candidates or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no legal effect on the vote with respect to the election of directors. In the event that the proposed amendments to the Company's certificate of incorporation are not approved, Mr. Jeffries will not be nominated as a Director to be elected by the holders of the Callable Puttable Common Stock.

     In accordance with the Governance Agreement, the Board of Directors has nominated Dr. Thomas F.W. McKillop, Robert C. Black, John G. Goddard, Dr. Michael G. Carter and, in the event that the proposed amendments to the Company's certificate of incorporation are approved, Alan I. H. Pink for election as Directors by the holders of the Common Stock. Zeneca has informed the Company that it intends to vote (or cause to be voted) all of the shares of the Company's Common Stock beneficially owned by it, which shares represent 100% of the outstanding shares of the Company's Common Stock on the Record Date, in favor of such nominees. In addition to the foregoing nominees, the Board of Directors had nominated for election as a Director by the holders of the Common Stock Dr. Clifford R. Guy who had served as the independent Director of the holders of the Common Stock since April 13, 1995, the effective date of the Merger. In December 1995, Dr. Guy died, leaving a vacancy on the Board of Directors, which vacancy has not been filled and will not be filled by a vote of the holders of the Common Stock at the Annual Meeting. A replacement for Dr. Guy is being sought to fill the vacancy in the independent Director of the holders of the Common Stock, which vacancy will be filled following the Annual Meeting by a vote of the Directors elected at the Annual Meeting by the holders of the Common Stock as permitted under the

Company's certificate of incorporation. In the event any of the other nominees to be elected by the holders of the Common Stock should unexpectedly decline or be unable or unwilling to serve as a Director, the holders of the Common Stock may vote for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a Director if elected by the holders of the Common Stock and has no present intention to nominate persons in addition to or in lieu of those named herein. In the event that the proposed amendments to the Company's certificate of incorporation are not approved, Mr. Pink will not be nominated as a Director to be elected by the holders of the Common Stock.

     In respect of all current Directors and such nominees, the following information is furnished:

                                                                                    Director
Name                                      Age       Position Held With Company        Since
----                                      ---   ----------------------------------   ------

Bernard Salick, M.D.                       56   Chairman of the Board of              1983
                                                Directors,Chief Executive Officer
                                                and President
Leslie F. Bell                             55   Executive Vice President, Chief       1983
                                                Financial Officer, Secretary
                                                and Director
Michael T. Fiore                           41   Executive Vice President, Chief       1994
                                                Operating Officer and Director
Barbara Bromley-Williams                   56   Senior Vice President-Professional    1983
                                                Services and Director
Thomas Mintz, M.D.                         64   Director                              1985
Patrick W. Jeffries                        43   Executive Vice President, Chief
                                                Development Officer
Dr. Thomas F.W. McKillop                   52   Director                              1995
Robert C. Black                            52   Director                              1995
John C. Goddard                            44   Director                              1995
Dr. Michael G. Carter                      57   Director                              1995
Alan I. H. Pink                            58                                           --


     Dr. Salick, founder of the Company, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since its organization. He also served as President and Chief Operating Officer until May 1, 1985 and reassumed these positions in October 1988. Dr. Salick has been the Medical Director of the Company's subsidiaries, USHAWL, Inc. ("USHAWL") and Century Dialysis Corporation ("Century"), for more than the past five years. Dr. Salick is an Assistant Clinical Professor of Medicine at UCLA and on the medical staff of Cedars-Sinai Medical Center and other hospitals. He is a member of the Board of Queens College (N.Y.). He also has been a member of the National Advisory Board of the National Kidney Foundation, the American Society of Nephrology and the American Society of Clinical Oncology.

     Mr. Bell has served as Secretary and a Director of the Company since its organization in 1983. He served as Senior Vice President from 1983 until November 1989 when he became Executive Vice President. He became Chief Financial Officer in January

1985. From 1976 through May 1983, Mr. Bell was managing partner in the law firm of Katz, Hoyt, Bell & Siegel and its predecessor firms and served as general counsel to the Company. Mr. Bell is a Director of NATSA, a not-for-profit entity, and serves on the Board of Advisors of the Community for Education Foundation, a not-for-profit entity.

     Mr. Fiore joined the Company in May 1986 as Vice President and Director of Operations. Prior to joining the Company, he was employed in various capacities by American Medical International, Inc. for more than six years, where he was a Corporate Vice President. Mr. Fiore, a CPA, was employed by Peat, Marwick, Mitchell & Co. from 1976 to 1978. He received his MBA from the Harvard Business School in 1980. Mr. Fiore became a Senior Vice President of the Company in 1990 and assumed the position of Chief Operating Officer in 1993. In 1994 Mr. Fiore became Executive Vice President and a Director of the Company.

     Ms. Bromley-Williams has served as Vice President-Professional Services and a Director of the Company since its organization. She has been employed as Head Nurse and Director of Professional Services of the Company's subsidiaries, USHAWL since 1972 and Century and its predecessor since 1977. Ms. Bromley-Williams became a Senior Vice President in November 1989.

     Dr. Mintz has been a Director of the Company since March 1985. He has been providing consulting services to the Company on a part-time basis for the past nine years. He has been a board certified practicing adult and child psychiatrist and psychoanalyst for more than the past five years. Dr. Mintz has been an Assistant Clinical Professor of Psychiatry at the UCLA Medical Center since 1970 and is on the staff at several major medical centers. Dr. Mintz is also an attorney with a limited private practice.

     Mr. Jeffries joined the Company in December 1995 as Executive Vice President, Chief Development Officer. From 1985 to 1995, he was at McKinsey & Company, Inc., a business consulting company with an industry emphasis in health care provision and financing, aerospace electronics and information technology. He became a partner in that firm in 1991.

     Mr. Black has been President of Zeneca Pharmaceuticals, a business unit of Zeneca, Inc. since 1991 and a Vice President of Sales and Marketing from 1986 to 1988 and then since 1990. He is a member of the Board of the Pharmaceuticals Research and Manufacturers of America, the Anesthesiology Patient Safety Foundation of the American Anesthesiology Association and the Industry's Coalition Against Cancer. Mr. Black is a trustee of the Wilmington Medical Center. He serves on the Advisory Committee of the University of Delaware School of Nursing and is a member of the Editorial Advisory Board of "Pharmaceutical Executive" magazine. Mr. Black is also Chairman of the Board of the Pharmaceuticals Research and Manufacturers of America Foundation.

     Dr. Carter has been a Director and a member of the Zeneca Pharmaceuticals Business Team since 1986, intially as International Medical Director and from 1990 until March 1995 as International Marketing Director. He rmains a Director and member of the Zeneca Pharmaceuticals Business Team. Dr. Carter has been a member of the Medicines Commission since 1986 and a member of the Policy Board, Office Health Economics since 1992. He is a Fellow of the Royal Pharmaceutical Society, the Faculty of Pharmaceutical Medicine of the Royal College of Physicians, and a Fellow of the Royal College of Physicians of Edinburgh.

     Mr. Goddard has been Finance Director of Zeneca Pharmaceuticals, a business unit of Zeneca since April, 1993. He was previously Chief Financial Officer of ICI Asia Pacific from 1991 until 1993 and a Finance Director of ICI Japan from 1988 until October 1991. From January 1986 through January 1988 he was Assistant Chief Accountant of ICI Agrochemicals. Before joining ICI, he was European Treasurer of Bell & Howell, Ltd. from 1979 until 1985. Mr. Goddard is a chartered accountant. He is a member of the Association of Corporate Treasurers.

     Dr. McKillop has been Chief Executive Officer of Zeneca Pharmaceuticals, a business unit of Zeneca since July 1994. He was appointed Deputy Chief Executive Officer of ICI Pharmaceuticals in May 1992 and was Technical Director of ICI Pharmaceuticals from 1989 until April 1992. He is a Non-Executive Director of Amersham International.

     Mr. Pink has been employed by Zeneca or its affiliates since 1962, serving as the Chief Executive Officer of ICI Agrochemicals since April 1992, as an Executive Director of Zeneca since February 1993 and as an Executive Director of Zeneca Group PLC, an English company of which Zeneca is a wholly owned subsidiary, since June 1993. From 1989 to 1992, he served as the Principal Executive Officer of ICI Advanced Materials located in Wilmington, Delaware. He is a Non-Executive Director of Smiths Industries PLC.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED FOR ELECTION BY THE HOLDERS OF THE CALLABLE PUTTABLE COMMON STOCK.


                                STOCK OWNERSHIP

Principal Stockholders

     The following table sets forth information as to the beneficial ownership of each person known to the Company to beneficially own more than five percent of the outstanding shares of the Company's Common Stock or Callable Puttable Common Stock as of November 30, 1995, based with respect to Mentor Partners

L.P. on a copy received by the Company of the most recent Schedule 13D filing with the Securities and Exchange Commission (made pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) dated April 24, 1995:

                                                      Callable
                                                      Puttable
                               Common      Percent     Common      Percent
Name and Address                Stock     of Class     Stock      of Class
---------------------------   ---------   ---------   ---------   ---------

Bernard Salick, M.D.(1)               0          0%   1,096,569       19.4%
  8201 Beverly Boulevard
  Los Angeles, CA 90048

Mentor Partners, L.P.(2)              0          0%     515,150       9.13%
  500 Park Avenue
  New York, NY 10022

Atkemix Thirty-eight
 Inc.(3)                      5,657,115        100%         100        *

------------------

(1) Dr. Salick claims sole voting and dispositive power over 1,096,569 shares of Callable Puttable Common Stock. The total shares thereof beneficially owned includes 17,415 shares held by Dr. Salick, in trust, for his minor children and those held by his family trust of which he is the trustee. Also includes 150,000 shares held by a limited partnership of which Dr. Salick is the general partner. See "STOCK OWNERSHIP-Mangement" below.

(2)  Beneficial ownership represents sole voting and dispositive power.

(3)  This entity is an indirect wholly owned subsidiary of Zeneca.

Management

     The following table sets forth, as of November 30, 1995, certain information regarding the beneficial ownership of shares of the Common Stock and Callable Puttable Common Stock by each of the Directors nominees for Director of the Company, each of the executive officers named in the Summary Compensation Table under the heading "EXECUTIVE COMPENSATION" below, and all executive officers and directors of the Company as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown. The information with respect to each person specified is as supplied or confirmed by such person.

                                                     Callable Puttable
                             Common Stock              Common Stock
                         ---------------------    -----------------------
                         Amount and                Amount and
Name of Individual       Nature of    Percent      Nature of    Percent
or Identity of Group     Ownership    of Class     Ownership    of Class
--------------------     ---------    --------    -----------  ----------
Bernard Salick, M.D.          0          0%       1,096,569(1)     19.4%
Leslie F. Bell                0          0%          94,820(2,3)    1.7%
Michael T. Fiore              0          0%          51,630(2,3)    *
Barbara Bromley-Williams      0          0%          51,040         *
Thomas Mintz, M.D             0          0%          13,850(2,3)    *
Patrick Jeffries              0          0%               0         0%
Sheldon S. King               0          0%               0         0%
Dr. Thomas F.W. McKillop      0(5)       0%               0         0%
Robert C. Black               0(5)       0%               0         0%
John G. Goddard               0(5)       0%               0         0%
Dr. Michael G. Carter         0(5)       0%               0         0%
Alan I. H. Pink               0(5)       0%               0         0%
All executive officers
and Directors as a group
(13 persons)                  0(5)       0%       1,365,514(1-5) 24.3%

---------------
(1) Includes 17,415 shares of Callable Puttable Common Stock held by Dr. Salick, as trustee in trust for his minor children. Includes 150,000 shares of Callable Puttable Common Stock held by a limited partnership of which Dr. Salick is the general partner, as to which shares Dr. Salick disclaims beneficial ownership.

(2) Includes 9,000 shares of Callable Puttable Common Stock owned by Dr. Mintz's Pension Plan and 1,198 shares owned by Mr. Bell's Individual Retirement Account. Also includes for Mr. Bell 12,500 shares of Callable Puttable Common Stock held by a limited partnership of which he is the general partner, as to which shares Mr. Bell disclaims beneficial ownership.

(3) Excludes, to the best of the Company's knowledge, any shares of Callable Puttable Common Stock owned by immediate relatives of Dr. Mintz or Ms. Bromley-Williams, 5,750 shares owned by the spouse, children and immediate relatives of Mr. Bell, 68,180 shares held by Mr. Bell and an unrelated third party, as trustees in trust for Dr. Salick's minor children, 800 shares owned by the Salick Family Foundation and, to the best of the Company's knowledge, any shares owned by immediate relatives of Dr. Salick, as to which each of Dr. Salick, Ms. Bromley-Williams, Dr. Mintz and Mr. Bell disclaims any beneficial or other ownership interest.

(4) Includes 2,016 shares of Callable Puttable Common Stock as of November 30, 1995 owned by certain members of the group resulting from their participation in the Purchase Plan (as defined below) and 2,945 shares held in the pension plan of the spouse of one of the members of the group, as to which shares such member disclaims beneficial ownership.

  (5) Excludes the 5,657,115 shares of the Company's Common Stock (100% of the outstanding Common Stock) beneficially owned by Zeneca, with which entity such named Directors and nominees for Director are affiliated.

*    Represents less than one percent of the shares outstanding.

     During the fiscal year ended August 31, 1995, Professor Regina Herzlinger, a Director of the Company until the effective time of the Merger, failed to file on a timely basis one Form 4, Statement of Changes of Beneficial Ownership of Securities, which Form 4 reported on one transaction. Patricia Wilkinson, an officer of the Company, failed to file on a timely basis a Form 5, Annual Statement of Beneficial Ownership of Securities, with respect to the fiscal year ended August 31, 1995, to report the exercise by her during such fiscal year of two employee stock options.


                             EXECUTIVE COMPENSATION

     The following table sets forth the annual, long-term and other compensation for services in all capacities to the Company (and its subsidiaries) for the fiscal years ended August 31, 1995, 1994 and 1993, of those persons who were, at August 31, 1995 (i) Chief Executive Officer and (ii) the four most highly compensated executive officers of the Company other than the Chief Executive Officer.

                                                    SUMMARY COMPENSATION TABLE

                                                                      Long-Term
                                                                     Compensation
                                                                     ------------
                                           Annual Compensation          Awards
                                          --------------------       ------------
                                                                      Securities
                                                                      Underlying             All Other
                                 Fiscal              Cash              Options             Compensation
Name and Principal Position       Year    Salary($)  Bonus($)(1)         (#)(2)               ($)(3)
---------------------------      ------   ---------  -----------     ------------          ------------
Bernard Salick, M.D.               1995   $869,705    $758,000              0(5)            $306,093
Chairman of the Board              1994    890,443     585,000              0                284,555
of Directors, Chief                1993    796,929     540,000         25,000                284,494
Executive Officer and
President

Leslie F. Bell                     1995   $389,992    $107,000              0(5)            $  8,352(6)
Executive Vice President,          1994    377,911     100,000              0                  2,304
Secretary and Director             1993    363,217      70,000         20,000                  3,009

Sheldon S. King(4)                 1995   $500,000    $      0              0(5)            $ 50,298(6)
Executive Vice President           1994    283,693           0              0                      0
                                   1993

Michael T. Fiore                   1995   $305,253    $ 95,000              0(5)            $ 18,228(6)
Executive Vice President,          1994    254,431      95,000              0                  2,472
Chief Operating Officer            1993    234,375      65,000         20,000                  3,480

Barbara Bromley-Williams           1995   $231,966    $ 50,000              0(5)            $ 15,800(6)
Senior Vice President-             1994    227,325      50,000              0                  2,320
Professional Services              1993    215,416      40,000         10,000                  2,842

____________________
(1) Does not include Management Incentive Compensation Plan or other special bonuses paid subsequent to year end for the fiscal year ended August 31, 1995.

(2) There were no grants of stock options to executive officers during the fiscal year ended August 31, 1995.

(3) All other compensation includes the Company's contribution to certain life insurance policies and the Company's matching contribution to the Salick Health Care, Inc. Salary Savings Plan. The amount shown for Dr. Salick includes the Company's payment of a premium of $282,245 for split-dollar insurance.

(4)  Mr. King joined the Company in February 1994.

(5) In the Merger, options to purchase common stock not exercised prior to the Merger were converted into options to purchase a like number of shares of Callable Puttable Common Stock at the same exercise price per share. Options to acquire the Company's outstanding common stock as it existed prior to the Merger and to acquire the Company's Callable Puttable Common Stock after the Merger which were granted to the persons named in the table above were all exercised in the fiscal year ended August 31, 1995. See "Stock Option Plan" below.

(6) Includes vesting of stock per MICP awards in prior years. For Mr. King only, the amount shown includes a $3,000 per month relocation/expense allowance.

Employment Agreements

     The Company entered into new employment agreements with Dr. Salick, Mr. Bell, and Mr. Fiore, each of which is for a five year term which commenced effective with the Merger on April 13, 1995. The agreement with Mr. Fiore was amended on November 1, 1995 with respect to base compensation. These agreements as presently effective provide for base compensation, subject to future annual cost of living increases, of $925,453, $408,609 and $375,000 to Dr. Salick, Mr. Bell and Mr. Fiore, respectively. Dr. Salick's employment agreement also provides for an annual bonus of $300,000 of the first pretax profits of the Company, payment of certain medical office and other expenses incurred in activities related to the Company's business and reimbursement of all medical and dental expenses incurred by him or his family not paid under the Company's health insurance plans. A portion, $60,000, of Mr. Bell's base compensation as shown above is paid to his professional law corporation. A wholly owned subsidiary of the Company has an employment agreement with Mr. King for a five year term. The agreement, which is guaranteed by the Company, provides for base compensation of $500,000 per year and an expense allowance for specified purposes of $3,000 per month. Each of such persons are among the eligible participants in the Company's Management Incentive Compensation Plan ("MICP"). The Company provides Dr. Salick with "split-dollar" insurance policies pursuant to which the Company pays the premiums, the policy is collaterally assigned to the Company as security for the premium payments made by it and the Company receives a reimbursement of its premium contributions out of the proceeds payable upon death. During the fiscal year ended August 31, 1995, payments by the Company for these policies were $282,245. In addition, the Company carries "key man" insurance on Dr. Salick and the Company is the owner and beneficiary of this policy. The Company's employment agreements with each of Dr. Salick, Mr. Bell, and Mr. Fiore provide for the payment to such person of a specified amount if, following certain changes in the ownership or control of the Company or certain changes in ownership of a substantial portion of the assets of the Company, there is a termination by the Company of such person's employment or by the employee following certain demotions or other changes in the duties, compensation or status of such individual. The amount of such payment would be 299% of the individual's "base amount" (the individual's annualized included compensation for the five fiscal years ending before the event triggering such payment), and may not exceed the maximum amount allowable under the Internal Revenue Code of 1986, as amended (the "Code"), without the occurrence of an excise tax by the individual or loss of deduction by the Company (or its successor). Dr. Salick and certain other physician employees of the Company maintain limited private medical practices and retain professional fees of those practices. Mr. Bell has a limited law practice from which he retains professional fees.

     Directors of the Company who are not full time employees receive reimbursement for expenses incurred in attending meetings and $4,000 per quarter for their services as directors and committee members. Dr. Mintz provides consulting services to the Company for which he was compensated during the fiscal year in the amount of $30,000. On April 13, 1995, effective with the Merger, Professor Herzlinger, Mr. King and Paul Rogers, formerly members of the Company's Board of Directors, resigned therefrom.

Stock Option Plan

     The Company's Stock Option Plan (the "Plan") was originally adopted in 1985, and, as amended, covers an aggregate of 1,100,000 shares of Common Stock and expires in November 2000. Shares which are subject to options that are canceled or expire without being exercised will again be available for the purposes of the Plan. In connection with the Merger, the Board of Directors of the Company accelerated to the effective time of the Merger all outstanding options under the Plan. Outstanding options not exercised prior to the effective time of the Merger were converted into options to acquire a like number of shares of the Callable Puttable Common Stock at the same exercise price per share.

     The purpose of the Plan is to assist the Company in the recruitment, retention and motivation of key employees, directors and consultants who are in a position to make material contributions to the Company's progress. The Plan provides for the grant of options to purchase Shares of Common Stock. Such options may include nonqualified options as well as incentive stock options ("ISOs") intended to qualify for preferential tax treatment under Section 422 of the Code. Options may be granted to selected employees, directors and consultants of the Company or of a subsidiary of the Company (including officers and directors who are also employees or consultants). However, ISOs may be granted only to employees (including officers and directors who are also employees). It is not anticipated that any additional options will be granted under the Plan.

     There were no grants of stock options to executive officers named in the Summary Compensation Table above during the fiscal year ended August 31, 1995 and such named executive officers held no unexercised options as of August 31, 1995.

     The following table sets forth as of August 31, 1995 information as to the number of options exercised during the fiscal year by the executive officers named in the Summary Compensation Table above. All option exercises were for Callable Puttable Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                              Shares Acquired         Value
Name                          on Exercise (#)    Realized ($)(1)
----                          ---------------    ---------------

Bernard Salick, M.D.              65,000           $1,686,375
Leslie F. Bell                    50,000            1,332,400
Michael T. Fiore                  50,000            1,341,775
Barbara Bromley-Williams          50,000            1,403,700

-------------

(1) Calculated by determining the difference between the fair market value of the shares of the Callable Puttable Common Stock underlying the option and the exercise price at exercise.

Employee Qualified Stock Purchase Plan

     In November 1988, the Board of Directors of the Company adopted the Employee Qualified Stock Purchase Plan (the "Purchase Plan"), which was approved by the stockholders of the Company in January 1989. The Purchase Plan provides for the grant to eligible employees of the Company and its subsidiaries of options to purchase up to an aggregate of 100,000 shares of Common Stock. All employees who have been employed for at least one continuous year and who are customarily employed for more than 20 hours per week and more than five months per calendar year are eligible to participate in the Purchase Plan. However, no eligible employee may be granted an option to purchase Shares under the Purchase Plan if (a) immediately after the grant of such option, such employee would own Shares possessing 5% or more of the total combined voting power of the Company or (b) such option would permit the employee's rights to purchase Shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 or the fair market value of such Shares for each calendar year in which such option is outstanding at any time.

     Options are granted under the Purchase Plan to all eligible employees in successive monthly offering periods. The offering periods continue until the earlier of the date upon which all of the Shares covered by the Purchase Plan have been sold or the date upon which the Purchase Plan is terminated. The first such offering period commenced on July 1, 1989 and the Plan was terminated in connection with the Merger. An employee may elect to exercise his or her option and participate in the Purchase Plan with respect to each offering period and shall pay for the Shares acquired upon exercise of such option through payroll deductions. The purchase price per Share under the options will be equal to 85% of the fair market value per Share on the last day of the applicable offering period.

     The Purchase Plan is administered by the Company, acting through Shearson Lehman Hutton, Inc., 2 World Trade Center, 102nd Floor, New York, New York 10048.

Salary Savings Plan

     On July 27, 1988, the Board of Directors of the Company adopted the Salick Health Care, Inc. Salary Savings Plan (the "401(k) Plan"). The first year of the 401(k) Plan ended on August 31, 1989.

     The 401(k) Plan permits all eligible employees to contribute up to the maximum dollar amount allowed under federal tax law from their payroll. The Company matches the contributions of each employee in an amount equal to 25% of such contributions, but not in excess of 6% of such employee's salary. The contributions made by the Company on behalf of any employee vest in such employee in increments of 25% per year, commencing with the second year of such participating employee's employment by the Company.

     Each employee is eligible to participate in the 401(k) Plan after he or she has been employed by the Company (or any of its subsidiaries) for 90 days and has attained 21 years of age. Employees must enroll in the 401(k) Plan during one of four quarterly enrollment periods. Distributions under the 401(k) Plan are permitted only (a) upon an employee's death, permanent disability or retirement, (b) in accordance with the hardship rules under ERISA, or (c) as set forth in the 401(k) Plan, upon termination of employment. Requests for distributions are processed on a quarterly basis.

     The 401(k) Plan provides for investment of the employee's funds at his or her election in a choice of five mutual funds. The funds, together with the matching contributions, are placed in trust with, and invested in a fund selected by the employee by, Fidelity Institutional Retirement Services Company, 4555 Lake Forest Drive, Suite 630, Cincinnati, Ohio 45242, which administers the 401(k) Plan on behalf of the Company. The trustees of the trust are Dr. Salick, Mr. Bell and Leigh Armididge, Vice President-Human Resources.

     The amounts set forth in the Summary Compensation Table above include amounts under the 401(k) Plan which have been deferred by the persons named in such table. The following amounts represent the vested portion of Company contributions under the 401(k) Plan which were accrued during the fiscal year ended August 31, 1995 for the persons named in the Summary Compensation Table above: Dr. Salick-$2,310; Mr. Bell-$2,712; Mr. Fiore-$2,312; Ms. Bromley-Williams-$2,719; and Mr. King-$0.

Management Incentive Compensation Plan

     In August 1991, the Company's directors and stockholders approved the MICP. The MICP, which expires in August 2001, provides for incentive awards to those full-time employees of the Company and its subsidiaries designated by the MICP Committee (as defined below) who are determined to have a direct and significant impact on the performance of the Company. Members of the MICP Committee are ineligible to participate in the awards. Awards are based on the achievement of objectives established by the MICP Committee and the extent of any award is also determined by the MICP Committee in its discretion.

     The MICP Committee determines in its discretion the form of the award (cash, shares of stock or a combination thereof) and whether awards of stock may or may not be subject to conditions or restrictions on the participant's right to transfer or sell such stock, which conditions and/or restrictions may be modified or eliminated in the discretion of the MICP Committee. An award of stock will be at the then current market value of such stock. Any award may be made currently or, as the MICP Committee may determine or the participant may elect, may be deferred. Awards deferred will be paid from the Company's general funds and thus are subject to the claims of the Company's creditors. The MICP covers an aggregate of 200,000 shares of common stock.

     The MICP Committee has the authority to regulate, administer and interpret the MICP as appropriate for the proper and effective administration of the MICP and its determinations and interpretations are final and binding.

     In the event of a "change in control" and unless the Board of Directors otherwise provides, all restrictions and conditions on any restricted stock awards under the MICP will be deemed satisfied as of the date of the change in control and all other awards are fully earned as of such date (except for any stock award outstanding less than six months). For purposes of the MICP, a change in control will be deemed to have occurred when any person or entity other than the Company or its subsidiaries, Dr. Salick or his heirs, any Company employee benefit plan or person organized pursuant to such plan, acquires twenty percent or more of the Company's outstanding common stock (unless such acquisition has been approved by the Company's Board of Directors, a majority of whom are not the acquiring person or an affiliate or associate thereof). It is anticipated that the MICP will continue in effect after the Effective Time and awards will continue to be available to be made thereunder.

     Under the MICP the following cash awards were made subsequent to (but for and with respect to) the fiscal year ended August 31, 1995 to the persons named in the Summary Compensation Table above: Dr. Salick, $220,000; Mr. Bell, $255,000; Mr. Fiore, $325,000; and Ms. Bromley-Williams, $65,000. Under the MICP the following cash awards were made during the fiscal year for the fiscal year ended August 31, 1994, to the persons named in the Summary Compensation Table above: Dr. Salick, $120,000; Mr. Bell, $100,000; Mr. Fiore, $95,000; and Ms. Bromley-Williams, $50,000. Under the MICP the following cash awards were made during the fiscal year ended August 31, 1993 to the persons named in the Summary Compensation Table above: Dr. Salick, $80,000; Mr. Bell, $70,500; Mr. Fiore, $65,000; and Ms. Bromley-Williams, $40,000.

Stock Performance Graph

     The following graph compares the cumulative total stockholder return of the shares of the Company's publicly traded securities for the last five fiscal years with (1) the Standard and Poor's 500 Composite Index, and (2) the NASDAQ Health Services Stocks Index.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
            AMONG SALICK HEALTH CARE, INC., THE S & P 500 INDEX
                     AND THE NASDAQ HEALTH SERVICES INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                SALICK                      NASDAQ
Measurement Period              HEALHCARE,     S & P        HEALTH SERVICES
(Fiscal Year Covered)           INC.           500 INDEX    INDEX
-------------------             ----------     ---------    ---------------
Measurement Pt- August 31,1990  $100           $100         $100
FYE   AUGUST, 1991              $131           $127         $190
FYE   AUGUST, 1992              $134           $137         $217
FYE   AUGUST, 1993              $172           $158         $237
FYE   AUGUST, 1994              $228           $166         $304
FYE   AUGUST, 1995              $456           $202         $318

* $100 INVESTED ON 08/31/90 IN STOCK ON INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING AUGUST 31.

Compensation Committee Report on Executive Compensation

     The Company's Compensation Committee (the "Committee") is authorized to review and approve management's recommendations for compensation and other benefits for certain of the Company's executive employees. Three outside directors also serve on the Management Incentive Compensation Plan Committee (the "MICP Committee"), which regulates, administers, and interprets the Company's Plan and MICP.

     Compensation Objectives. The Company's executive compensation program, which is endorsed by the Committee, is designed to meet the following objectives:

 .    To attract and retain key executives

 .    To provide key executives with incentives to achieve Company goals and objectives

 .    To reward individual contributions toward meeting Company objectives

 .    To align the interests of management with the interests of the Company's stockholders.

     The Company's agreements achieved with the academic and other major medical centers that the Company has focused on are reached in advance of results being realized from the development and operation of the Company's Centers. This is consistent with the Company's strategy of long-term investments in its operations and facilities. The Committee, in considering compensation levels, bonus and other incentive payments to Company executives, believes it is important to consider, on both a current and long-term basis, the efforts of the Company's Chief Executive Officer and the other executives involved, the actual and projected results which can be realized from these agreements which range to thirty-five years in duration, the credibility and excellent reputation that the Company, under the leadership of its executives has established, and the extensive length of time that it takes to consummate transactions with these medical centers.

     While the stock market tends to respond to short-term signals and results, the Committee believes that it is essential, in evaluating compensation levels and incentive payments to Company executives, to establish awards which recognize both the current and longer range benefits anticipated to be realized from the Company's historically successful strategy of investing and affiliating, on a long-term basis, with major academic and other major medical centers.

Base Salaries

     The Company's salary levels for executive officers are intended to take into account the experience, achievements, and contributions of employees, their perceived value to the Company, competitive practice, and levels of responsibility. Salary increases are designed to reflect competitive trends, the financial performance of the Company, and the performance of the individual executive.

     All of the Company's executive officers received salary increases of four percent for fiscal 1995.

     Section 162(m) of the Code limits to $1,000,000 the deductibility, for any fiscal year beginning after December 31, 1993, of compensation paid by a public corporation to its chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. For fiscal 1995, the Company does not contemplate that there will be non-deductible compensation for Dr. Salick or the next four most highly compensated executive officers.

     Management Incentive Compensation Program. In August 1991, the Company's directors and stockholders approved the MICP. The purposes of the MICP are consistent with the compensation objectives. Awards are based on the achievement of a return-on-equity employed in operations objective established by the MICP Committee, and the size of the award pool (as a percentage of net income) is also determined by the MICP Committee in its assessment of performance. The pool is allocated on the basis of management's evaluation of each participant's contribution to Company results. The MICP Committee also determines the form of awards (cash, stock, or a combination). For fiscal 1995 the MICP awards were paid solely in cash.

     The Committee established the objectives and formula for the size of the MICP award pool for fiscal 1995 at twelve percent of pre-tax profits (excluding nonrecurring and extraordinary items and the effect of changes in accounting principles) provided that it does not reduce the Company's pre-tax income below a nine percent return on average equity actually employed in operations.

     Long-Term Compensation. To align the interests of management with those of stockholders, the Company has in the past awarded stock options to executives. No options were awarded in fiscal year 1995. The granting of options is based on a subjective assessment of each individual's performance and level of responsibility within the Company.

     CEO Compensation. Compensation of the Company's founder, Chairman and Chief Executive Officer, Dr. Salick, and of other senior executives is determined by the independent non-employee members of the Committee.

     The Committee is of the opinion that Dr. Salick is one of the most experienced and successful executives in the health care field. His numerous achievements at the Company and its predecessors have been acknowledged by various industry groups and peers. The Committee considered Dr. Salick's activities and his highly respected position in the industry, from which the Committee believes the Company derives substantial benefits. Dr. Salick's base salary and bonus provisions are specified in his employment contract.

     During fiscal 1995 and for previous years, his compensation has been determined under the terms of his employment agreement (see "Employment Agreements"). Although in some prior years Dr. Salick has received merit increases in his base salary, in fiscal 1995, as provided in Dr. Salick's employment agreement, he received a four percent salary increase. He also participates in the MICP under the same conditions and terms as do all other participants. In addition to participating in the MICP, Dr. Salick's employment agreement provides for an annual bonus of $300,000 of the first pre-tax profits of the Company. The Committee's outside directors granted him during fiscal year 1995 a special bonus of $330,000. The Compensation and MICP Committees also awarded to Mr. Bell and Mr. Fiore a special bonus of $75,000 and $150,000 respectively for their efforts on behalf of the Company and its stockholders in connection with their activities in fiscal 1995. No options were granted to Dr. Salick or any other executive officer during fiscal year 1995.

COMPENSATION COMMITTEE                  MICP COMMITTEE

Bernard Salick, M.D.                    Dr. Thomas F. W. McKillop(1)
Leslie F. Bell                          Robert C. Black(1)
Dr. Thomas F.W. McKillop(1)             Thomas Mintz, M.D.(1)
Robert C. Black(1)                      Dr. Clifford R. Guy(1)
Thomas Mintz, M.D.(1)
Dr. Clifford R. Guy(1)
-------------------

     (1)  Non-employee director.

Compensation Committee Interlocks and Insider Participation

     Although Dr. Salick and Mr. Bell, officers and directors of the Company, served as members of the Compensation Committee of the Company's Board of Directors during the fiscal year ended August 31, 1995, they did not participate in discussions regarding or vote on their own compensation. The other four directors on the Compensation Committee, none of whom is an officer or employee of the Company, are responsible for administering and interpreting the Plan and the MICP and setting the compensation for Dr. Salick and Mr. Bell. See "CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS."


                  CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee, a Compensation Committee and an MICP Committee of the Board of Directors. The Company has no standing nominating committee of the Board of Directors. Through April 13, 1995, the Company had an Executive Committee consisting of Dr. Salick, Mr. Bell and Dr. Mintz which met once during fiscal 1995. The Executive Committee was terminated effective with the Merger.

     Through April 13, 1995, the Compensation Committee consisted of Dr. Salick, Mr. Bell, Paul Rogers, Professor Herzlinger and Dr. Mintz. Thereafter, the Compensation Committee consisted of Dr. Salick, Mr. Bell, Dr. McKillop, Mr. Black, Dr. Guy and Dr. Mintz. The Compensation Committee is authorized to review and approve management's recommendations for compensation and other benefits for certain of the Company's executive employees.

     Through April 13, 1995, the MICP Committee consisted of Mr. Rogers, Ms. Herzlinger and Dr. Mintz. Thereafter, Dr. McKillop, Mr. Black, Dr. Guy and Dr. Mintz, the outside Directors, served and, other than Dr. Guy who died in December 1995, continue to serve on the Committee which regulates, administers and interprets the Company's Plan and the MICP. See "EXECUTIVE COMPENSATION -- Compensation Committee Report on Executive Compensation." During the past fiscal year, each Committee other than the Audit Committee met once and also met in September 1995.

     Through April 13, 1995, the Audit Committee consisted of Professor Herzlinger, Mr. Rogers and Dr. Mintz. Thereafter, the Audit Committee consisted of Mr. Goddard and Dr. Mintz. The Audit Committee held two meetings during the fiscal year ended August 31, 1995. It also met in September 1995. Its functions are to nominate a firm of certified public accountants, whose duty it is to audit the books and accounts of the Company for the fiscal year for which they were appointed, and to monitor the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting.

     The Company's Board of Directors met twelve times during the fiscal year ended August 31, 1995. Each director attended or participated in at least seventy-five percent of the Board meetings and meetings of all committees of the Board on which he or she served during such year.

                       INTEREST OF MANAGEMENT AND OTHERS
                            IN CERTAIN TRANSACTIONS

          In 1981, prior to the acquisition of the Company's subsidiary, USHAWL, from Damon Corporation by the Company, Dr. and Mrs. Salick bought a chronic outpatient dialysis facility from Damon and leased it back to USHAWL. Part of the purchase price for the property was represented by two nonrecourse notes of Dr. and Mrs. Salick secured by a Deed of Trust on such property. At December 31, 1984, the discounted value of these notes as shown on the books of the Company was $953,553. The Company entered into an agreement on March 6, 1985 with Dr. and Mrs. Salick pursuant to which the notes were purchased for their discounted value. The terms of the notes provided for repayment in ten annual installments bearing interest beginning November 1, 1986 at the prime lending rate (8.5% at December 15, 1994). As of August 31, 1994 the balance was $191,738, all of which was paid in December 1994.

          The chronic outpatient dialysis facility is leased to the Company by Dr. and Mrs. Salick. The facility is leased on a triple net basis expiring in December 2006 at a present monthly rental rate of $51,580, subject to annual adjustment based on increases in the cost of living index. Certain office and storage space at the Company's former corporate headquarters is leased from Dr. and Mrs. Salick and an unrelated third party on a gross basis under month to month leases. The present aggregate rental under the lease is $9,193 per month.

          The Company also leases the principal executive offices of the Company located at 8201 Beverly Boulevard, Los Angeles, California (the "Real Property") for a period expiring in 2011, in a building developed for the Company owned by Dr. and Mrs. Salick (the "Lessors"), the present monthly rental for which, on a triple net basis is $89,059. The lease for the Real Property contains a provision which, in the event of certain changes of control of the Company and the termination of Dr. Salick's employment with the Company thereafter and prior to the last two years of the term of the lease, permits the Lessors, if then the lessors and at their option, to require the lessee of the Real Property to (a) purchase the Real Property at a formula purchase price or (b) pay an assumption fee of $250,000. The Lessors, the Company and Zeneca executed an agreement, dated December 22, 1994, pursuant to which the Lessors have elected to sell the corporate headquarters to the Company for an aggregate purchase price of $14,650,000 in cash, which purchase price is approximately $1,160,000 less than the formula price in the lease.

          Michael T. Fiore, Executive Vice President and Chief Operating Officer of the Company, received a full recourse loan from the Company of $100,000 secured by real property. The loan which bore interest at 7.62% and was made in 1986 in connection with his relocation and acquisition of housing was fully paid in November 1995.

                            INDEPENDENT ACCOUNTANTS

          The Board of Directors has selected the firm of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending August 31, 1996. Representatives of Price Waterhouse LLP are expected to be present at the Company's Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

          To be considered for presentation to the Annual Meeting of Stockholders to be held in January 1997, a stockholder proposal must be received by the Secretary of Salick Health Care, Inc., 8201 Beverly Boulevard, Los Angeles, California 90048 not later than August __, 1996.


                                 OTHER MATTERS

          The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be used in respect thereof in accordance with the judgments of the persons voting the proxies. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN YOUR PROXY PROMPTLY.

                                 By Order of the Board of Directors



                                 Leslie F. Bell
                                 Secretary

                                   EXHIBIT A

     The first sentence of Section C (ii) of Article FOURTH of the Company's certificate of incorporation is proposed to be amended to read as follows:

          "Notwithstanding the voting rights set forth in subsection (i) of this Section C of Article FOURTH of this Certificate of Incorporation, until the Termination Date, the holders of the Common Stock, voting separately as a class, shall be entitled to elect six (6) Directors to the Board and the holders of the Special Common Stock, voting separately as a class, shall be entitled to elect six (6) Directors to the Board."

     The second sentence of Section A of Article FIFTH of the Company's certificate of incorporation is proposed to be amended to read as follows:

               "Subject to Article FOURTH hereof, the authorized number of Directors of the Corporation shall be twelve (12)."

                                                                PRELIMINARY COPY

PROXY                      SALICK HEALTH CARE, INC.

                   PROXY SOLICITED BY BOARD OF DIRECTORS FOR
                        ANNUAL MEETING JANUARY 18, 1996


     LESLIE F. BELL and BARBARA BROMLEY-WILLIAMS, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of Callable Puttable Common Stock held of record by the undersigned at the meeting of stockholders of Salick Health Care, Inc. (the "Company") to be held on January 18, 1996 at 9:30 A.M., local time, or any adjournments or postponements thereof with respect to:

     1. Approval of amendments to the Company's certificate of incorporation to increase the authorized number of Directors from ten to twelve.

          [_] FOR          [_] AGAINST               [_] ABSTAIN


     2.   Election of Directors

          [_] FOR all nominees listed below   [_] WITHHOLD AUTHORITY to vote all
              (except as marked below)            nominees listed below

          (INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through that nominee's name listed below.)

          Bernard Salick, M.D., Leslie F. Bell, Michael T. Fiore, Barbara Bromley-Williams, Dr. Thomas Mintz, Patrick W. Jeffries

                                 PLEASE DATE, SIGN AND RETURN


          Shares of the Company's Callable Puttable Common Stock represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will vote FOR proposal 1, the amendments to the Company's certificate of incorporation, and FOR proposal 2, the election of Directors. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.


                                 Dated:____________________________


                                 __________________________________
                                 (Stockholder's Signature)


                                 __________________________________
                                 (Stockholder's Signature)

                              Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.